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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF
                               800-JR CIGAR, INC.
                                       AT
                              $13.00 NET PER SHARE
                                       BY
                             JRC ACQUISITION CORP.
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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON TUESDAY, SEPTEMBER 26, 2000, UNLESS THE OFFER IS EXTENDED.
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                                                                 August 29, 2000

To Our Clients:

    Enclosed for your consideration are copies of the Offer to Purchase, dated August 29, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as they may be amended and supplemented form time to time, together constitute the "Offer") relating to the offer by JRC Acquisition Corp. (the "Purchaser"), a Delaware corporation and wholly owned subsidiary of L&R, Inc. (the "Parent"), to purchase all of the outstanding shares of common stock (the "Shares"), $0.01 per share, of 800-JR CIGAR, Inc., a Delaware corporation (the "Company"), not already owned by Lewis I. Rothman, LaVonda M. Rothman and the Lewis Irving Rothman 1998 Trust #1 u/a/d November 10, 1998 (collectively, the "Parent Stockholders"), at a price of $13.00 per Share, net to the sellers in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 28, 2000 (the "Merger Agreement"), among the Purchaser, the Parent, the Parent Stockholders (for purposes of Section 6.10 thereof only) and the Company. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOU ACCOUNT.

    Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

    Please note the following:

        1. The tender price is $13.00 per Share, net to the seller in cash, without interest thereon.

        2. The Offer is being made for all of the Shares, not already owned by the Parent Stockholders.

        3.  The Offer is conditioned upon the following, among other things:
    (a) a majority of the outstanding Shares not currently owned by the Parent Stockholders and certain other trusts of which Lewis I. Rothman and LaVonda
    M. Rothman are trustees (the "Other Rothman Trusts") shall have been validly tendered and not withdrawn prior to the expiration of the tender offer;
    (b) the Purchaser shall have available at the expiration of the Offer the financing pursuant to a credit agreement dated August 28, 2000, by and among the Parent, the Purchaser and a group of lenders comprised of The Chase Manhattan Bank, Fleet Bank, N.A. and European Americas Bank; (c) the Board of Directors of the Company and the special committee of independent directors of the Company (the "Special Committee") shall not have withdrawn or modified, in a manner adverse to the Purchaser, its approval of the Offer and its recommendation that the stockholders of the Company tender their Shares pursuant to the Offer; and (d) the absence of any materially adverse change in the condition of
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    the Company's business and any judicial and governmental action prohibiting the Offer. The Offer also is subject to other terms and conditions. See "THE OFFER, Section 12--Conditions to the Offer" of the Offer to Purchase.

        4. Tendering holders of Shares will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, United States federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

        5. The Board of Directors of the Company, based upon among other factors, the unanimous recommendation of the Special Committee, has unanimously approved the Merger Agreement and the Offer and has determined that the terms of the Offer are fair to, and in the best interests of, the Company's stockholders (other than the Parent, the Purchaser, the Parent Stockholders and the Other Rothman Trusts) and has unanimously recommended that such stockholders accept the Offer and tender their Shares pursuant to the Offer.

        6. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases by made only after timely receipt by American Stock Transfer & Trust Company, as depositary for the Offer (the "Depositary") of (a) certificates evidencing the Shares (the "Share Certificates") pursuant to the procedures set forth in "THE OFFER, Section 3--Procedure for Tendering Shares" of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase in connection with a book-entry transfer), and
    (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering Holders at the same time depending upon when Share Certificates are actually received by the Depositary.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
           TUESDAY, SEPTEMBER 26, 2000, UNLESS THE OFFER IS EXTENDED.

    If you wish to have us tender any or all of the Shares held by us for your account please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

    The Purchaser is not aware of any state or jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid statute. If the Purchaser becomes aware of any valid statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with such statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state or jurisdiction.

    In any state or jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by First Union Securities, Inc. or one or more registered brokers or dealers licensed under the laws of such state of jurisdiction.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                               800-JR CIGAR, INC.

    The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated August 29, 2000, and the related Letter of Transmittal (which, as they may be amended and supplemented from time to time, together constitute the "Offer") in connection with the offer by JRC Acquisition Corp. (the "Purchaser"), a Delaware corporation, to purchase all of the outstanding shares of common stock (the "Shares"), par value $0.01 per share, of 800-JR
CIGAR, Inc., a Delaware corporation (the "Company"), not already owned by Lewis
I. Rothman, LaVonda M. Rothman and the Lewis Irving Rothman 1998 Trust #1 u/a/d November 10, 1998 (collectively, the "Parent Stockholders"), at a price of $13.00 per Share, net to the sellers in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of August 28, 2000, among the Purchaser, the Parent, the Parent Stockholders (for purposes of Section 6.10 thereof only) and the Company.

    This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

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  Number of Shares to be Tendered*: __________________________________________

  Date: ______________________________________________________________________

  Account Number: ____________________________________________________________

                                   SIGN HERE

  Signature(s): ______________________________________________________________

  (PrintName(s)): ____________________________________________________________

  (Print Address(es)): _______________________________________________________

  (Area Code and Telephone Number(s)): _______________________________________

  (Taxpayer Identification or Social Security Number(s)): ____________________
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  *  Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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